                                                                    EXHIBIT 21

                                            SUBSIDIARIES OF ENGINEERED
                                               SUPPORT SYSTEMS, INC.

                                                      State or Jurisdiction
                                                       of Incorporation or                       Name Under
     Name                                                 Organization                     Which It Does Business
-----------------------------------------             ---------------------                ----------------------
Engineered Air Systems, Inc.                                Missouri                                Same

Engineered Coil Company                                     Missouri                              Marlo Coil

Keco Industries, Inc.                                         Ohio                                  Same

Engineered Electric Company                                 Missouri                               Fermont

Systems & Electronics Inc.                                  Delaware                                Same

ESSIbuy.com, Inc.                                           Missouri                                Same

Radian, Inc.                                                Virginia                                Same

Universal Power Systems, Inc.                               Delaware                                Same

Technical and Management Services                           Maryland                                Same
  Corporation

Engineered Environments, Inc.                                Ohio                                   Same

Pivotal Power Inc.                                    Nova Scotia, Canada                           Same

Air Eagle Holdings, Inc.                                    Missouri                                Same

Engineered Systems and Electronics, Inc.                    Missouri                                Same

ESSI Resources, L.L.C.                                      Kentucky                                Same

Prospective Computer Analysts Incorporated                  New York                                Same